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                                                                     EXHIBIT 3.6

                                    GUARANTY

     THIS GUARANTY ("GUARANTY") is made as of November 1, 2006, by UNITED MONEYCORP, INC., a Texas corporation ("GUARANTOR"), in favor of STEVENS FINANCIAL GROUP, L.L.C., an Illinois limited liability company ("LENDER").

                                    RECITALS

     A. Pursuant to the terms of the Note and Warrant Purchase Agreement, dated as of the date hereof, between United Medicorp, Inc. (the "BORROWER"), and Lender (the "PURCHASE AGREEMENT"), Lender has agreed to purchase from Borrower a secured promissory note in a principal amount of Seventy Six Thousand Dollars ($76,000) (the "NOTE"), provided that (i) Borrower enters into a security agreement dated as of the date hereof giving Lender a security interest in all of Borrower's personal property (the "SECURITY AGREEMENT"), (ii) Borrower makes a Deed of Trust for the benefit of Lender (the "DEED OF TRUST") and (iii) Guarantor guarantees Borrower's obligations relating to the Note as provided herein.

     B. Guarantor is willing to enter into and perform in accordance with this Guaranty.

     GUARANTOR THEREFORE GUARANTIES AND AGREES AS FOLLOWS:

     1. DEFINITIONS AND TERMS.

          (a) Definitions. For purposes of this Guaranty, the following terms shall have the following definitions:

               (i) "BORROWER" shall include both of the named Borrower and any other Person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Transaction Documents, including, but not limited to, the trustee and the debtor-in-possession in any bankruptcy or similar proceeding involving the named Borrower.

               (ii) "COLLATERAL" shall mean the Collateral (as defined in the Security Agreement and the Mortgaged Property (as defined in the Deed of Trust).

               (iii) "PURCHASE AGREEMENT" means the Note and Warrant Purchase Agreement described in Recital A hereto, all concurrent and subsequent riders to said Note and Warrant Agreement, and all extensions, addenda, supplements, amendments, and modifications to said Note and Warrant Agreement and/or to any said rider.

          (b) Other Terms. All other capitalized terms used herein without definition shall have the meanings assigned to them in the Security Agreement.

     2. GUARANTY. Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the due and punctual payment, performance and discharge (whether upon acceleration or otherwise in accordance with the terms thereof) of all Obligations; provided, however, that Guarantor's liability hereunder with respect to the Obligations shall not exceed at

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any time One Hundred percent (100%) of such Obligations outstanding (the
"GUARANTY LIMIT"). Subject to the Guaranty Limit, this guaranty of the Obligations includes in all cases all such Obligations which arise after the filing of a bankruptcy petition with respect to Borrower and all such Obligations which would become due but for the operation of the (i) automatic stay under Section 362(a) of the Bankruptcy Code, (ii) Section 502(b) of the Bankruptcy Code, or (iii) Section 506(b) of the Bankruptcy Code, including, but not limited to, interest accruing under the Transaction Documents after the filing of a bankruptcy petition, whether or not allowed or allowable as a claim in the bankruptcy proceeding. This Guaranty is a guaranty of prompt and punctual payment of the Obligations, whether at stated maturity, by acceleration or otherwise, and is not merely a guaranty of collection.

     3. RIGHTS OF LENDER. Guarantor authorizes Lender, without giving notice to Guarantor or obtaining Guarantor's consent and without affecting the liability of Guarantor for the Obligations to the extent described in Section 2 hereof, from time to time to:

          (a) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations; grant other indulgences to Borrower in respect thereof; or modify in any manner any documents (other than this Guaranty) relating to the Obligations;

          (b) declare all Obligations due and payable upon the occurrence of an Event of Default;

          (c) take and hold security for the performance of the Obligations and exchange, enforce, waive and release any such security;

          (d) apply and reapply such security and direct the order or manner of sale thereof as Lender, in its sole discretion, may determine;

          (e) release, surrender or exchange any deposits or other Collateral securing the Obligations or on which Lender at any time may have a Lien; release, substitute or add any one or more endorsers or guarantors of the Obligations; or compromise, settle, renew, extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any such endorser or guarantor or other Person who is now or may hereafter be liable on any Obligations or release, surrender or exchange any deposits or other Property of any such Person;

          (f) apply payments received by Lender from Borrower to any Obligations, in such order as Lender shall determine, in its sole discretion, whether or not any such Obligations are covered by this Guaranty;

          (g) file one or more financing statements describing the Collateral with the Secretary of State of the State of Delaware and the Secretary of State of the State of Texas; and

          (h) assign this Guaranty in whole or in part.

     4. GUARANTOR'S WAIVERS.


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          (a) Guarantor waives:

               (i) any defense based upon any legal disability or other defense of Borrower, or by reason of the cessation or limitation of the liability of Borrower from any cause (other than full payment of all Obligations), including failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction, and usury;

               (ii) any defense based upon any legal disability or other defense of any other guarantor or other Person;

               (iii) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower;

               (iv) any defense based upon the application by Borrower of the proceeds of the Note for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Guarantor;

               (v) any defense based on Guarantor's rights, under statute or otherwise, to require Lender to sue Borrower or otherwise to exhaust its rights and remedies against Borrower or any other Person or against any collateral before seeking to enforce this Guaranty;

               (vi) any defense based on Lender's failure at any time to require strict performance by Borrower of any provision of the Transaction Documents or by Guarantor of this Guaranty. Guarantor agrees that no such failure shall waive, alter or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Lender from foreclosing on the Lien of any deed of trust, mortgage or other security agreement, or exercising any rights available to Lender thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of Guarantor;

               (vii) any defense arising from any act or omission of Lender which changes the scope of Guarantor's risks hereunder;

               (viii) any defense based upon Lender's election of any remedy against Guarantor or Borrower or both; any defense based on the order in which Lender enforces its remedies;

               (ix) any defense based on (A) Lender's surrender, release, exchange, substitution, dealing with or taking any additional collateral, (B) Lender's abstaining from taking advantage of or realizing upon any Lien or other guaranty, and (C) any impairment of collateral securing the Obligations, including, but not limited to, Lender's failure to perfect, or maintain the perfection or priority of, a Lien in such collateral;

               (x) any defense based upon Lender's failure to disclose to Guarantor any information concerning Borrower's financial condition or any other circumstances bearing on Borrower's ability to pay the Obligations;


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               (xi) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

               (xii) any defense based upon Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute;

               (xiii) any defense based upon any borrowing or any grant of a Lien under Section 364 of the Bankruptcy Code;

               (xiv) any defense based on Lender's failure to be diligent or to act in a commercially reasonable manner, or to satisfy any other standard imposed on a secured party, in exercising rights with respect to collateral securing the Obligations;

               (xv) notice of acceptance hereof; notice of the existence, creation or acquisition of any Obligation; notice of any Event of Default; notice of the amount of the Obligations outstanding from time to time; notice of any other fact which might increase Guarantor's risk; diligence; presentment; demand of payment; protest; filing of claims with a court in the event of Borrower's receivership or bankruptcy and all other notices and demands to which Guarantor might otherwise be entitled (and agrees the same shall not have to be made on Borrower as a condition precedent to Guarantor's obligations hereunder);

               (xvi) any defense based on errors and omissions by Lender in connection with its administration of any of the Transaction Documents;

               (xvii) any defense based on application of fraudulent conveyance or transfer law or shareholder distribution law to any of the Obligations or the security therefor;

               (xviii) any defense based on Lender's failure to seek relief from stay or adequate protection in Borrower's bankruptcy proceeding or any other act or omission by Lender which impairs Guarantor's prospective subrogation rights;

               (xix) any defense based on legal prohibition of Lender's acceleration of the maturity of the Obligations during the occurrence of an Event of Default or any other legal prohibition on enforcement of any other right or remedy of Lender with respect to the Obligations and the security therefor; and

               (xx) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof.

          (b) Guarantor agrees that the payment of all sums payable under the Transaction Documents or any part thereof or other act which tolls any statute of limitations applicable to the Transaction Documents shall similarly operate to toll the statute of limitations applicable to Guarantor's liability hereunder.

          (c) Guarantor understands that Lender's exercise of certain rights and


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remedies contained in a deed of trust, mortgage or other security agreement
(collectively, "SECURITY INSTRUMENT") may impair or eliminate Guarantor's right of subrogation against the trustor/mortgagor/obligor under such Security Instrument, and that Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder. Guarantor nevertheless authorizes Lender to exercise, in its sole discretion, any right, remedy or combination thereof which may then be available to Lender, since it is Guarantor's intent that the Obligations be absolute, independent and unconditional obligations of Guarantor under all circumstances. Without limiting the generality of the foregoing or any other provision hereof, Guarantor expressly waives all benefits which might otherwise be available to Guarantor to the maximum extent permitted by law. Notwithstanding any foreclosure of the Lien of any Security Instrument, with respect to any or all of any Collateral secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty.

     5. SUBROGATION. Guarantor shall not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the prior payment, in full and in cash, of all Obligations. Any amount paid to Guarantor on account of any payment made hereunder prior to the payment in full of all Obligations shall be held in trust for the benefit of Lender hereunder. So long as any Obligations remain outstanding, Guarantor shall refrain from taking any action or commencing any proceeding against Borrower, whether in connection with a bankruptcy proceeding or otherwise, to recover any amounts in respect of payments made to Lender under this Guaranty.

     6. GUARANTOR'S ACKNOWLEDGMENT. Guarantor acknowledges that Lender would not purchase the Note but for this Guaranty.

     7. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants to Lender, as an inducement to Lender to enter into the Transaction Documents, that:

          (a) the execution, delivery and performance by Guarantor of this Guaranty (i) do not contravene any law or any contractual restriction binding on or affecting Guarantor or by which Guarantor's Collateral may be affected; and
(ii) do not require any authorization or approval or other action by, or any notice to or filing with, any other Person except such as have been obtained or made;

          (b) there are no conditions precedent to the effectiveness of this Guaranty, and this Guaranty shall be in full force and effect and binding on Guarantor as of the date hereof, regardless of whether Lender obtains collateral or any guaranties from others or takes any other action contemplated by Guarantor;

          (c) this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally and by general principles of equity;

          (d) there is no action, suit or proceeding affecting Guarantor pending or


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threatened before any court, arbitrator, or governmental authority, which may materially adversely affect Guarantor's ability to perform his obligations under this Guaranty;

          (e) Guarantor has established adequate means of obtaining from sources other than Lender, on a continuing basis, financial and other information pertaining to Borrower's financial condition, Borrower's Collateral and Borrower's activities relating thereto and the status of Borrower's performance of obligations imposed by the Transaction Documents, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor's risks hereunder and Lender has made no representation or warranty to Guarantor as to any such matters;

          (f) there are not now pending any material court or administrative proceedings or undischarged judgments against Guarantor, and no tax liens have been filed or threatened against Guarantor. Guarantor is not in default, or alleged to be in default, under any agreement for borrowed money; and

          (g) Lender has made no representation or warranty to Guarantor regarding any collateral for the Obligations, including its value and/or its transferability in the event Lender exercises its remedies under the Transaction Documents.

     8. COVENANTS OF GUARANTOR. For as long as the Note is outstanding, Guarantor shall deliver to Lender as soon as practicable after the end of each calendar month, and in any event within twenty (20) days thereafter, an unaudited balance sheet of Guarantor as of the end of such month, cash flow statements and an unaudited statement of operations of Guarantor for the portion of the fiscal year ended with such month prepared in accordance with GAAP and certified by Guarantor's chief executive officer, subject, however, to the exclusion of footnotes and to normal year-end audit adjustments. Guarantor shall immediately give Lender written notice of any material adverse change in its financial condition, including litigation commenced, tax liens filed, defaults claimed under Guarantor's indebtedness for borrowed money or bankruptcy proceedings commenced by or against Guarantor.

     9. BANKRUPTCY OF BORROWER. In any bankruptcy or other proceeding in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against Borrower relating to any indebtedness of Borrower to Guarantor and shall assign to Lender all rights of Guarantor thereunder. If Guarantor does not file any such claim, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Lender's discretion, to assign the claim to a nominee and to cause a proof of claim to be filed in the name of Lender's nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Lender or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to Lender the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Lender all of Guarantor's rights to any such payments or distributions; provided, however, that Guarantor's obligations hereunder shall not be satisfied except to the extent that Lender receives cash by reason of any such payment or distribution. If Lender receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this


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Guaranty.

     10. MARSHALING OF ASSETS. Lender shall be under no obligation to marshal any assets in favor of Guarantor, Borrower or any other guarantor or other Person liable for the Obligations or against or in payment of any Obligations.

     11. LENDER RECORDS. Guarantor agrees that Lender's books and records with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon Guarantor for purposes of establishing the items therein set forth and shall constitute prima facie proof thereof, irrespective of whether any Obligation is also evidenced by a note or other instrument.

     12. ADDITIONAL, INDEPENDENT AND UNSECURED OBLIGATIONS. Guarantor's obligations hereunder shall be in addition to, and shall not limit or in any way affect, Guarantor's obligations under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. This Guaranty is independent of the obligations of Borrower under the Transaction Documents. Lender may bring a separate action to enforce the provisions hereof against Guarantor without taking action against Borrower or any other Person or joining Borrower or any other Person as a party to such action.

     13. TERM; REVIVAL.

          (a) This Guaranty is irrevocable by Guarantor. It is a continuing guaranty and shall terminate only upon the full satisfaction of the Obligations. If, notwithstanding the foregoing, Guarantor shall have any nonwaivable right under applicable law or otherwise to terminate or revoke this Guaranty, Guarantor agrees that such termination or revocation shall not be effective until Lender receives written notice of such termination or revocation. Such notice shall not affect Lender's right and power to enforce rights arising prior to receipt thereof. If Lender makes advances or takes any other action after Guarantor's termination or revocation but prior to receipt of the requisite notice, Lender's rights with respect thereto shall be the same as if such termination or revocation had not occurred.

          (b) Guarantor's liability hereunder shall be reinstated and revived, and Lender's rights shall continue, with respect to any amount at any time paid by Borrower on account of the Transaction Documents which Lender shall be required to restore or return upon the bankruptcy, insolvency or reorganization of Borrower or for any other reason, whether by court order, administrative order or settlement, all as though such amount had not been paid and this Guaranty shall be reinstated if all of the Obligations had been satisfied prior to the restoration or return of the payment.

     14. ATTORNEYS' FEES; ENFORCEMENT. If any attorney is engaged by Lender to enforce, construe or defend any provision of (i) this Guaranty or (ii) in connection with the enforcement, construction or defense of this Guaranty, any of the other Transaction Documents, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, Guarantor shall pay to Lender, immediately upon demand, the amount of all attorneys' fees and costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand at the rate of interest applicable to the Note.


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     15. HEADINGS. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

     16. CHOICE OF LAW AND JURISDICTION. This Guaranty shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to conflicts of law principles. Guarantor and Lender agree that all actions or proceedings arising in connection with this Guaranty shall be tried and litigated only in the state and federal courts located in the County of Kane, State of Illinois, or, at the option of Lender, any court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy.

     17. WAIVER OF JURY TRIAL. GUARANTOR AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS GUARANTY.

     18. NOTICES. All notices, demands and other communications which Guarantor or Lender may desire, or may be required to, give to the other shall be in writing and shall be personally delivered or sent by recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile and shall be addressed to the party to be notified as follows:

          If to Guarantor:

               United Moneycorp, Inc.
               200 N. Cuyler Street
               Pampa, Texas 79065
               Attn: Peter W. Seaman
               Telecopy: (806) 665-0135

               with copy, which shall not constitute notice to Guarantor, to:

               Sloan & Associates, P.C.
               5950 Berkshire Lane, Suite 450
               Dallas, TX 75225-5835
               Attn: Andrew Roberts
               Telecopy: (214) 987-6071


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          If to Lender:

               Stevens Financial Group, L.L.C.
               495 N. Commons Drive, Suite 103
               Aurora, Illinois 60504
               Telecopy: (630) 375-8909
               Attn: Danniel E. Stevens

               with copy, which shall not constitute notice to Lender, to:

               DLA Piper US LLP
               1999 Avenue of the Stars, 4th Floor
               Los Angeles, California 90067
               Telecopy: (310) 595-3344
               Attn: Jeffrey M. Weiner, Esq.

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     19. ASSIGNMENT; BINDING EFFECT. Guarantor may not assign this Guaranty without Lender's prior written consent. This Guaranty shall be binding upon Guarantor, its legal representatives, and permitted assigns, and shall inure to the benefit of Lender and its successors, transferees and assigns.

     20. ENTIRE AGREEMENT; MODIFICATIONS. This Guaranty is intended by Guarantor and Lender to be the final, complete and exclusive expression of the agreement between them. This Guaranty supersedes all prior and contemporaneous oral and written agreements relating to the subject matter hereof. No modification, rescission, waiver, release or amendment of any provision of this Guaranty shall be made, except by a written agreement signed by Guarantor and Lender.

     21. SEVERABILITY. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty.

     22. WAIVERS; REMEDIES. No failure on the part of Lender to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


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     IN WITNESS WHEREOF, this Guaranty has been duly executed by the undersigned as of the date first written above.

                                        GUARANTOR

                                        United Moneycorp, Inc.,
                                        a Texas corporation


                                        By: /s/ Peter W. Seaman
                                            ------------------------------------
                                            Peter W. Seaman
                                            President